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                      DIRECTORS/TRUSTEES POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

        Each of the undersigned, as directors and trustees of the below listed open-end investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940 with the Securities and Exchange
Commission:

                                                                       1933 Act       1940 Act
                                                                     Reg. Number     Reg. Number
                                                                     -----------     -----------
        RiverSource Bond Series, Inc.                                  2-72174        811-3178
        RiverSource placeStateCalifornia Tax-Exempt Trust              33-5103        811-4646
        RiverSource Dimensions Series, Inc.                            2-28529        811-1629
        RiverSource Diversified Income Series, Inc.                    2-51586        811-2503
        RiverSource Equity Series, Inc.                                2-13188        811-772
        RiverSource Global Series, Inc.                                33-25824       811-5696
        RiverSource Government Income Series, Inc.                     2-96512        811-4260
        RiverSource High Yield Income Series, Inc.                     2-86637        811-3848
        RiverSource Income Series, Inc.                                2-10700        811-499
        RiverSource International Managers Series, Inc.                333-64010      811-10427
        RiverSource International Series, Inc.                         2-92309        811-4075
        RiverSource Investment Series, Inc.                            2-11328        811-54
        RiverSource Large Cap Series, Inc.                             2-38355        811-2111
        RiverSource Managers Series, Inc.                              333-57852      811-10321
        RiverSource Market Advantage Series, Inc.                      33-30770       811-5897
        RiverSource Money Market Series, Inc.                          2-54516        811-2591
        RiverSource Retirement Series Trust                            333-131683     811-21852
        RiverSource Sector Series, Inc.                                33-20872       811-5522
        RiverSource Selected Series, Inc.                              2-93745        811-4132
        RiverSource Short Term Investments Series, Inc.                               811-21914
        RiverSource Special Tax-Exempt Series Trust                    33-5102        811-4647
        RiverSource Strategic Allocation Series, Inc.                  2-93801        811-4133
        RiverSource Strategy Series, Inc.                              2-89288        811-3956
        RiverSource Tax-Exempt Series, Inc.                            2-57328        811-2686
        RiverSource Tax-Exempt Income Series, Inc.                     2-63552        811-2901
        RiverSource Tax-Exempt Money Market Series, Inc.               2-66868        811-3003
        RiverSource Variable Portfolio-Income Series, Inc.             2-73113        811-3219
        RiverSource Variable Portfolio-Investment Series, Inc.         2-73115        811-3218
        RiverSource Variable Portfolio-Managed Series, Inc.            2-96367        811-4252
        RiverSource Variable Portfolio-Managers Series, Inc            333-61346      811-10383
        RiverSource Variable Portfolio-Money Market Series, Inc.       2-72584        811-3190
        RiverSource Variable Portfolio-Select Series, Inc.             333-113780     811-21534




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hereby constitutes and appoints Steven R. Lewis, Jr., any other member of the
Boards who is not an interested person of the investment manager, and Scott R. Plummer or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any and all further amendments to said registration statements with all exhibits and other documents thereto pursuant to said Acts and any rules and regulations thereunder and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

         Dated the 5th day of December, 2006.



/s/ Arne H. Carlson                           /s/ Stephen R. Lewis, Jr.
---------------------------------             ---------------------------------
Arne H. Carlson                               Stephen R. Lewis, Jr.

/s/ Kathleen A. Blatz                         /s/ Catherine James Paglia
---------------------------------             ---------------------------------
Kathleen A. Blatz                             Catherine James Paglia

/s/ Patricia M. Flynn                         /s/ Vikki L. Pryor
--------------------------------              ---------------------------------
Patricia M. Flynn                             Vikki L. Pryor

/s/ Anne P. Jones                             /s/ Alison Taunton-Rigby
----------------------------------            ---------------------------------
Anne P. Jones                                Alison Taunton-Rigby

/s/ Jeffrey Laikind                           /s/ William F. (Ted) Truscott
----------------------------------            ---------------------------------
Jeffrey Laikind                               William F. (Ted) Truscott